EXECUTION VERSION

Share Exchange Agreement

This Share Exchange Agreement, dated as of November 20, 2006, is made by and among VT Marketing Services, Inc. a Nevada corporation (prior to the Closing Date, the “Acquiror Company;” and after the Closing Date, “VTM”), the Person listed on Exhibit B hereto (“Shareholder”) and Fuqi International Holdings Co., Ltd., a British Virgin Islands corporation (the “Company”).

BACKGROUND

The Shareholder has agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholder, all of the Shares, which Shares constitute 100% of the outstanding capital stock of the Company, in exchange for 18,886,666 shares of the Acquiror Company’s Common Stock to be issued on the Closing Date, which Acquiror Company Shares shall constitute 91.13% of the issued and outstanding shares of Acquiror Company’s Common Stock immediately after the closing of the transactions contemplated herein.

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1  “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

1.2  “Acquiror Company Balance Sheet” means the Acquiror Company’s unaudited balance sheet as of October 31, 2006.

1.3  “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.4  “Acquiror Company Common Stock” means the Acquiror Company’s common stock, no par value per share.

1.5  “Acquiror Company Shares” means the Acquiror Company Common Stock being issued to the Shareholder pursuant hereto.

1.6  “Acquiror Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Acquiror Company.

1.7  “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.8  “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.9  “Approved Plans” means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror Company.

1.10  “Closing Acquiror Company Shares” means the aggregate number of Acquiror Company Shares to be issued to the Shareholder at the Closing Date.

1.11  “Closing Date” has the meaning set forth in Section 3.

1.12  “Code” means the Internal Revenue Code of 1986, as amended.

1.13  “Common Stock” means the Company’s common shares, US $1.00 nominal or par value per share.

1.14  “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.15  “Company Board” means the Board of Directors of the Company.

1.16  “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.17  “Covered Persons” means all Persons, other than Acquiror Company, who are parties to indemnification and employment agreements with Acquiror Company existing on or before the Closing Date.

1.18  “Damages” means any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Proceeding.

1.19  “Distributor” means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

1.20  “Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.21  “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.22  “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.23  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.24  “Exchange” has the meaning set forth in Section 2.1.

1.25  “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.26  “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.27  “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.28  “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.29  “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.30  “Indemnified Persons” has the meaning set forth in Section 8.4.1.

1.31  “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.32  “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.33  “Lien” means any mortgage, right of first refusal, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar statute of any jurisdiction and including any lien or charge arising by Law.

1.34  “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.35  “Material Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company, of the type and nature that the Acquiror Company would be required to file with the Commission were it reporting under the Securities Exchange Act of 1934, as amended.

1.36  “Material Adverse Effect” means, when used with respect to the Acquiror Company or the Company, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Company, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, accounting and tax requirements, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Company, as the case may be, operate.

1.37  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.38  “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.39  “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.40  “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.41  “Plan Warrants” has the meaning given to it in Section 7.2.

1.42  “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.43  “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.44  “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.45  “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.46  “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.47  “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.48  “Shareholders’ Agreement” means the existing Shareholder Rights Agreement described in Schedule 7.9 hereto.

1.49  “Shares” means the 10,000 issued and outstanding ordinary shares of the Company.

1.50  “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.51  “Survival Period” has the meaning set forth in Section 11.1.

1.52  “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.53  “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group.

1.54  “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.55  “Transaction Documents” means, collectively, all agreements (including the Advisory Services Agreement), instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.56  “U.S.” means the United States of America.

1.57  “U.S. Dollars” or “US $” means the currency of the United States of America.

1.58  “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1  Share Exchange. At the Closing, the Shareholder shall transfer to the Acquiror Company the number of Shares set forth in Exhibit B, and, in consideration therefor, subject to Section 2.2, the Acquiror Company shall issue to the Shareholder the number of shares of Acquiror Company Common Stock so set forth (the “Exchange”). The total amount of Acquiror Company Common Stock to be issued to the Shareholder at the Closing shall be 18,886,666 shares. The Shares to be transferred by the Shareholder to the Acquiror Company will constitute all issued and outstanding shares of the capital stock of the Company. The Shareholder shall provide the Acquiror Company with such information concerning his or her U. S. federal income tax basis in the Shares as may be reasonably requested by the Acquiror Company.

2.2  Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise payable pursuant to this Agreement to any Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect of which such deduction and withholding was made. The Shareholder shall provide to the Acquiror Company such tax forms as may be necessary to claim an applicable exemption or reduction from any such withholding and, upon request by the Acquiror Company, shall pay to or reimburse the Acquiror Company in cash for any such amounts required to be withheld and paid over.

2.3  Section 368 Reorganization. For U.S. federal income tax purposes, the Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) of the United States Treasury Regulations, and agree to file and retain such information as shall be required under Section 1.368-3T of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to, on or after the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is determined not to qualify as a reorganization under Section 368 of the Code.

2.4  Directors of Acquiror Company at Closing Date. By the Closing Date the current directors of the Acquiror Company shall appoint Mr. Yu Kwai Chong, Mr. Ching Wan Wong and Mr. Lie Xi Zhuang as directors of the Acquiror Company. Each current director of the Acquiror Company shall resign as a director of the Acquiror Company Board.

SECTION III
CLOSING DATE

3.1  Closing Date. The closing of the Exchange will occur within twenty (20) business days following the date on which all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the “Closing Date”). The Closing Date will be on or before November 22, 2006.

SECTION IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

4.1  Generally. The Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company, as of the closing of the Exchange:

4.1.1  Authority. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Shareholder is a party, and to perform the Shareholder’s obligations under this Agreement and each of the Transaction Documents to which the Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which the Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by the Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Shareholder, this Agreement is, and each of the Transaction Documents to which the Shareholder is a party have been, duly authorized, executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2  No Conflict. Neither the execution or delivery by the Shareholder of this Agreement or any Transaction Document to which the Shareholder is a party, nor the consummation or performance by the Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of the Shareholder (if the Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Shareholder is a party or by which the properties or assets of the Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Shareholder, or any of the properties or assets of the Shareholder, may be subject.

4.1.3  Ownership of Shares. The Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, the Shareholder’s Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Shareholder is a party or by which the Shareholder or the Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to the Shareholder’s Shares free and clear of any and all Liens.

4.1.4  Litigation. There is no pending Proceeding against the Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5  No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2  Investment Representations. The Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.2.1  Acknowledgment. The Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

4.2.2  Status. By its execution of this Agreement, the Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as indicated on the signature page to this Agreement, that:

(a)  the Shareholder is not a U.S. Person.

The Shareholder severally understands that the Acquiror Company Shares are being offered and sold to the Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

4.2.3  Additional Representations and Warranties of Non-U.S. Persons. The Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

4.2.4  Stock Legends. The Shareholder hereby agrees with the Acquiror Company as follows:

(a)  Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares issued to the Shareholder who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b)  Other Legends. The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c)  Opinion. No Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d)  Consent. The Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits E and F. The Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Acquiror Company as follows:

5.1  Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Company is treated as a foreign corporation for U.S. federal income tax purposes and is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Schedule 5.1 sets forth a true and complete list of the jurisdictions in which the Company presently conducts its business or owns, holds and operates its properties and assets.

5.2  Subsidiaries. Except as set forth on Schedule 5.2, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3  Articles of Incorporation and Bylaws. The copies of the Memorandum and Articles of Association of the Company adopted on January 2, 2004, as amended, and the documents which constitute all other Organization Documents of the Company, that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4  Authorization and Validity of this Agreement. The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholder any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

5.5  No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6  Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7  Capitalization and Related Matters.

5.7.1  Capitalization. The authorized capital stock of the Company consists of 50,000 shares of Common Stock, of which 10,000 shares of Common Stock are issued and outstanding. Except as set forth in Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of Acquiror Company’s Common Stock described in this Section 5.7.1 have been in compliance with the laws of the British Virgin Islands. All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

5.7.2  No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.7.3  Duly Authorized. The exchange of the Shares has been duly authorized, and the Shares have been validly issued and are fully paid and nonassessable.

5.8  Shareholder. Exhibit A contains a true and complete list of the names of the record and beneficial holder of all of the outstanding capital stock of the Company. Except as expressly provided in this Agreement, no holder of Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise.

5.9  Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, neither the Company nor any Company Subsidiary has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company or its business and, to the knowledge of the Company and any Company Subsidiary, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, neither the Company nor any Company Subsidiary is, or is alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company or such Company Subsidiary is a party or by which any of the Company or such Company Subsidiary’s properties, assets or rights are bound or affected. To the knowledge of the Company and any Company Subsidiary, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company or any Company Subsidiary is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Neither the Company nor any Company Subsidiary is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company or any Company Subsidiary, any event or circumstance relating to the Company or its business that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10  Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Company’s knowledge, no such Proceeding has been threatened.

5.11  No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12  Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company or the relevant Company Subsidiary owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13  Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.13, the Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the unaudited balance sheet of the Company at December 31, 2005 (subject to audit adjustments). Except as set forth on Schedule 5.15, the Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2005.

5.14  Changes. Except as set forth on Schedule 5.14, the Company has not, since December 31, 2005:

5.14.1  Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement;

5.14.2  Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

5.14.3  Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

5.14.4  Liens. Created or permitted to exist any Lien on any material property or asset of the Company, other than Permitted Liens;

5.14.5  Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

5.14.6  Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

5.14.7  Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

5.14.8  Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

5.14.9  Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

5.14.10  Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

5.14.11  Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

5.14.12  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

5.14.13  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

5.14.14  Agreements. Except as set forth on Schedule 5.14.14, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

5.15  Material Company Contracts. The Company has provided to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract that would be required to be filed by the Company with the SEC if it filed reports with the SEC pursuant to sections 13(d) or 15(d) of the Exchange Act, including each amendment, supplement and modification thereto, which contracts, amendments and supplements are listed on Schedule 5.15. The Company has also provided English translations of all such Company Material Contracts when reasonably requested by Acquiror Company.

5.15.1  No Defaults. Each Material Company Contract is a valid and binding agreement of each company that is a party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, the Company is not in breach or default of any Material Company Contract to which it is a party and, to the knowledge of the Company, no other party to any Material Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (b) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract. The Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

5.16  Employees.

5.16.1  Except as set forth on Schedule 5.16.1, the Company has no employees, independent contractors or other Persons providing research or other services to it. Except as would not have a Material Adverse Effect, the Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of social security and other similar taxes, occupational safety and health and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

5.16.2  No director, officer or employee of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Company or (b) the ability of the Company to conduct its business. Except as set forth on Schedule 5.16.2, each employee of each Company is employed on an at-will basis and the Company does not have any contract with any of its employees which would interfere with such Company’s ability to discharge its employees.

5.17  Tax Returns and Audits.

5.17.1  Tax Returns. The Company and each Company Subsidiary has filed all material Tax Returns required to be filed by or on behalf of the Company and each Company Subsidiary, and has paid all material Taxes required to have been paid (whether or not reflected on any Tax Return). The Company and each Company Subsidiary has timely and duly withheld, paid over and reported to the appropriate Governmental Authority all taxes required to have been withheld, paid over and reported by the Company or such Company Subsidiary. Except as set forth on Schedule 5.17.1, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Company or such Subsidiary that the Company or such Company Subsidiary is or may be subject to taxation by such jurisdiction; and (b) there are no Liens with respect to Taxes on any of the Company’s or such Company Subsidiary’s property or assets other than Permitted Liens.

5.17.2  No Adjustments, Changes. None of the Company, any Company Subsidiary or any other Person on behalf of the Company or such Company Subsidiary has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

5.17.3  No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company or any Company Subsidiary, nor is any such claim or dispute pending or contemplated. The Company has delivered to the Acquiror Company true, correct and complete copies of all Tax Returns of the Company or any Company Subsidiary and all examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company or such Subsidiary since its inception and any and all correspondence with respect to the foregoing.

5.17.4  No Tax Allocation, Sharing. Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary (a) has ever been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

5.17.5  No Other Arrangements. Neither the Company or any Company Subsidiary is a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. Neither the Company nor any Company Subsidiary is a “consenting corporation” within the meaning of former Section 341(f) of the Code. The Company or any Company Subsidiary does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively, of the Code. Neither the Company nor any Company Subsidiary has any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, neither the Company nor any Company Subsidiary has engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. Neither the Company nor any Company Subsidiary is a party to any reportable transaction within the meaning of Code Section 6707A or Treasury Regulation Section 1.6011-4.

5.17.6  The Company does not have any plan, arrangement or agreement providing for deferred compensation that is subject to Section 409A(a) of the Code, or any asset, plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

5.17.7  The Company is not a “distributing corporation” or a “controlled corporation” under Section 355 of the Code in any distribution in the last two years or pursuant to a plan or series of related transactions (within the meaning of Code Section 355(e)) with the transactions contemplated by the Agreement.

5.18  Material Assets. The unaudited balance sheet of the Company at December 31, 2005 reflects the material properties and assets (real and personal) owned or leased by the Company (subject to audit adjustments).

5.19  Insurance Coverage. The Company has made available to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by the Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company, and (b) are sufficient for compliance with all applicable Laws and Material Company Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.19, the Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to any Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified the Company that they intend to deny liability. There is no existing default under any such insurance policies.

5.20  Litigation; Orders. Except as set forth on Schedule 5.20, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting the Company or the Company’s properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such Proceeding. The Company is not subject to any Orders.

5.21  Licenses. Except as would not have a Material Adverse Effect, the Company or the relevant Company Subsidiary possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in its business as currently conducted and to permit the Company or such Company Subsidiary to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Company Permits”). The Company or the relevant Company Subsidiary has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Company to engage in its business as currently conducted and to permit the Company or such Company Subsidiary to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. The Company or the relevant Company Subsidiary has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

5.22  Interested Party Transactions. Except as disclosed in Schedule 5.22, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

5.23  Governmental Inquiries. The Company has provided to the Acquiror Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information known to the corporate officers of the Company responsible for corporate compliance or legal affairs to have been received by the Company or any Company Subsidiary from any Governmental Authority relating to such matters, and the Company’s response thereto, and each material written statement, report or other document filed by the Company or any Company Subsidiary with any Governmental Authority.

5.24  Intellectual Property. Except as set forth in Schedule 5.24, the Company does not own, use or license any Intellectual Property in its business as presently conducted.

5.25  Financial Statements. Included in Schedule 5.25 are the audited balance sheets of Shenzhen Fuqi Jewelry Co. Limited, the Company’s wholly owned subsidiary, as of December 31, 2005, 2004 and 2003 and the related statements of operations, cash flows and stockholders equity for the years ended December 31, 2005 and 2004, together with notes and the report of the independent auditor with respect thereto, which notes include certain unaudited pro forma financial information with respect to the Company. All such financial statements comply in all material respects with applicable accounting requirements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as would be permitted by the Commission if the Company were required to file periodic reports with the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Company did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of the Company, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of the Company as of their respective dates and for the respective periods covered thereby.

5.26  Stock Option Plans; Employee Benefits.

5.26.1  Set forth on Schedule 5.26.1 is a complete list of all stock option plans providing for the grant by the Company of stock options to directors, officers, employees, consultants or other Persons. Except as disclosed on Schedule 5.26.1, all such stock option plans are Approved Plans.

5.26.2  Except as set forth on Schedule 5.26.2, the Company does not have any employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided the Company.

5.26.3  Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

5.27  Environmental and Safety Matters. Except as set forth on Schedule 5.27 and except as would not have a Material Adverse Effect:

5.27.1  The Company has at all times been and is in compliance with all Environmental Laws applicable to the Company.

5.27.2  There are no Proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Company or alleging that the Company is a potentially responsible party for any environmental site contamination.

5.27.3  Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Company.

5.28  Board Recommendation. The Company’s Board has, by unanimous written consent, or by other action valid under the laws of the jurisdiction in which the Company is organized, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Shareholder and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VI
COVENANTS OF THE COMPANY

6.1  Condition of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition any properties (whether owned in fee or a leasehold interest) used or useful in the business of the Company and, if appropriate maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against.

SECTION VII
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The Acquiror Company represents and warrants to the Shareholder and the Company as follows:

7.1  Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 7.1 sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

7.2  Formation related to a finalized Bankruptcy Plan. The Acquiror Company was formed as part of the implementation of a Chapter 11 reorganization plan (the “Visitalk Plan”) of visitalk.com, Inc. (“Visitalk.com”). The Acquiror Company was incorporated in Arizona on September 3, 2004 as a wholly owned subsidiary of Visitalk Capital Corporation (“VCC”) which in turn was a wholly owned subsidiary of Visitalk.com. VCC was authorized by the Visitalk Plan as the reorganized debtor. On September 22, 2004, Visitalk.com was merged into VCC. The Visitalk Plan, attached hereto as Schedule 7.2(a), was deemed effective by the Bankruptcy Court on September 17, 2004 (the “Effective Date”). The Final Decree closing the Visitalk.com Chapter 11 case was entered by the Bankruptcy Court on July 28, 2006. The Bankruptcy Court Order granting the Final Decree is attached as Schedule 7.2(b). The Visitalk Plan further authorized VCC to distribute 846,147 of the Company’s shares held by VCC to 211 creditors of Visitalk.com and all six series of common stock purchase warrants, in accordance with the Visitalk Plan (“Plan Warrants”), to 477 creditors and claimants of Visitalk.com, in various ratios in accordance with the Visitalk Plan. After the distribution of the 846,147 shares of common stock and the Plan Warrants, VCC owned approximately 83.3% of the Company’s outstanding common stock. With the entry of the Final Decree, the Acquiror Company has no liabilities of any kind related to any Visitalk.com claimants or shareholders. Subsequently, the Acquiror Company changed its domicile to Nevada and restructured its capital by reverse splitting its common shares but not any Plan Warrants then outstanding, on a one for 15.43 basis.

7.3  Subsidiaries. The Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

7.4  Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

7.5  Authorization and Validity of Agreement. Subject to its receipt of stockholder approval in the manner required by law, the Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by the Board and do not require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained except for approval by the Acquiror Company stockholders. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

7.6  No Violation. Neither the execution nor the delivery by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation or performance by the Acquiror Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement (including the Shareholders’ Agreement) or instrument to which the Acquiror Company is a party or by which the properties or assets of the Acquiror Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b)(other than with respect to the Shareholders’ Agreement), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

7.7  Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

7.8  Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholder contained in Section 4 and Exhibits E and F, the issuance of the Acquiror Company Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

7.9  Financial Statements. Included in Schedule 7.9 are the audited balance sheets of the Acquiror Company as of December 31, 2005 and the related statements of operations, cash flows and stockholders equity for the period ended December 31, 2005, together with notes with respect thereto. All such financial statements comply in all material respects with applicable accounting requirements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as would be permitted by the Commission if the Acquiror Company were required to file periodic reports with the Commission), and fairly present in all material respects the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror Company did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with GAAP, and all assets reflected therein present fairly the assets of the Acquiror Company in accordance with GAAP.

7.10  Capitalization and Related Matters.

7.10.1  Capitalization. The authorized capital stock of the Acquiror Company consists of 200 million shares, consisting of 190 million shares of Acquiror Company Common Stock, par value $0.0001, and 10 million shares of preferred stock, $0.001 par value. There are 214 shareholders of record holding all issued and outstanding shares Acquiror Company Common Stock. These shareholders are shown in the attached Common Stock Share Register attached hereto as Schedule 7.10.1(a). All issued and outstanding shares of the Acquiror Company’s Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock to consummate the transactions contemplated hereby. Of its authorized and unissued capital, the Board of Directors has reserved a total of 16,846,980 shares of its common stock for potential issuance under an Equity Incentive Plan and maximum potential exercise of the Plan Warrants. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock other than the Plan Warrants.

7.10.2  Plan Warrants. The Plan Warrants have all been issued as “book entry” on the books of the Acquiror Company. The Holders have the right to request a certificate at any time for any warrant. No such requests have been received. Each Plan Warrant provides for the purchase of one share of common stock and may be called by the Acquiror Company for a price of $.0001 per warrant at any time. The Plan Warrants are governed by a Warrant Agreement attached hereto as Schedule 7.10.2(a). Currently, the Acquiror Company is acting as the Warrant Agent and the Warrant Transfer Agent but has the right to appoint an alternative Warrant Agent or Warrant Transfer Agent in accordance with the Visitalk Plan. Also in accordance with the Visitalk Plan, the Acquiror Company can extend the expiration date of the Plan Warrants or reduce their exercise price on a temporary or permanent basis. A summary of the Plan Warrants outstanding is as follows: (i) 8,423,490 Series C Warrants to purchase Acquiror Company Common Stock at an exercise price of $3.00 per share (“Series C Warrants”); and (ii) 8,423,490 Series E Warrants to purchase Acquiror Company Common Stock at an exercise price of $4.00 per share (“Series E Warrants”). Except as set forth in Schedule 7.10, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. To the best knowledge of the Acquiror Company, the issuance of all of the shares of Acquiror Company’s Common Stock described in this Section 7.10 have been or will be issued in compliance with U.S. federal and state securities laws. The Common Stock of the Acquiror Company to be issued upon the exercise of the Plan Warrants of the Acquiror Company that are held by persons other than the Acquiror Company or other persons deemed issuers, underwriters (as defined in either Section 1145(b) of the Bankruptcy Code or Section 2(a)(11) of the Securities Act), dealers or affiliates of such issuers or underwriters are not “restricted securities” with respect to such persons and may be resold by such persons in reliance upon Section 4(1) of the Securities Act free of restrictions on further transfer.

7.10.3  Stock Option Plan. Under the Visitalk Plan, the Acquiror Company’s shareholders were deemed to have approved an Equity Incentive Plan for the Acquiror Company’s employees, non-employee directors and other service providers covering 3,000,000 shares of Company common stock (the “2005 EIP”). No options have been granted under the 2005 EIP. Any options to be granted under the 2005 EIP may be either “incentive stock options,” as defined in Section 422 of the Code, or “nonqualified stock options,” subject to Section 83 of the Code, at the discretion of the board of directors and as reflected in the terms of the written option agreement. The option price shall not be less than 100% of the fair market value of the optioned common stock on the date the option is granted. The option price shall not be less than 110% of the fair market value of the optioned common stock for an optionee holding (or deemed to hold) at the time of grant, more than 10% of the total combined voting power of all classes of stock of the Acquiror Company. Options become exercisable based on the discretion of the board of directors and must be exercised within ten years of the date of grant. Prior to the merger to change its domicile, a majority of the shareholders of the Nevada corporation approved a stock option plan identical to the 2005 EIP.

7.10.4  No Redemption Requirements. Except as set forth in Schedule 7.10.4, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

7.10.5  Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

7.10.6  Subsidiaries. There are no Acquiror Company Subsidiaries.

7.11  Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would have a Material Adverse Effect, the Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

7.12  Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

7.13  No Brokers or Finders. Except as disclosed in Schedule 7.13, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror Company will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

7.14  Absence of Undisclosed Liabilities. Except as set forth on Schedule 7.14, the Acquiror Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Acquiror Company Balance Sheet. Except as set forth on Schedule 7.14, the Acquiror Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since the date of the financial statements last delivered to the Company.

7.15  Changes. Except as set forth on Schedule 7.15,or in the Acquiror Company audit report for the period ending December 31,2005, the Acquiror Company has not, since December 31, 2005:

7.15.1  Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement;

7.15.2  Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

7.15.3  Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

7.15.4  Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

7.15.5  Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

7.15.6  Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

7.15.7  Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

7.15.8  Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

7.15.9  Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

7.15.10  Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

7.15.11  Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

7.15.12  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

7.15.13  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

7.15.14  Agreements. Except as set forth on Schedule 7.15.14, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

7.16  Material Acquiror Company Contracts. The Acquiror Company has provided to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Company Contract, including each amendment, supplement and modification thereto.

7.16.1  No Defaults. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, the Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Company Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Company Contract. The Acquiror Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Company Contract.

7.17  Employees.

7.17.1  Except as set forth on Schedule 7.17.1, the Acquiror Company has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, the Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. The Acquiror Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

7.17.2  No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business. Except as set forth on Schedule 7.17.2, each employee of the Acquiror Company is employed on an at-will basis and the Acquiror Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

7.18  Tax Returns and Audits.

7.18.1  Tax Returns. The Acquiror Company has filed all material Tax Returns required to be filed by or on behalf of the Acquiror Company and has paid all material Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth on Schedule 7.18.1, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

7.18.2  No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has delivered or made available to the Company true, correct and complete copies of all Tax Returns of the Acquiror Company, and all examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company since its inception and any and all correspondence with respect to the foregoing.

7.19  Insurance Coverage. The Acquiror Company does not maintain any insurance policies.

7.20  Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of Acquiror Company’s properties, assets, business or employees. To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

7.21  Licenses. Except as would not have a Material Adverse Effect, the Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiror Company Permits”). The Acquiror Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Acquiror Company to engage in its business as currently conducted and to permit such Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Acquiror Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Company Permit. The Acquiror Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Company Permit. All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

7.22  Interested Party Transactions. Except as disclosed in Schedule 7.22, no officer, director or stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

7.23  Title to and Condition of Properties. The Acquiror Company does not own any real property, plants, machinery, equipment or other personal property, including without limitation, any contract rights or other intangible rights. The Acquiror Company is not in violation of any intellectual property rights.

7.24  Environmental and Safety Matters. Except as set forth on Schedule 7.24 and except as would not have a Material Adverse Effect:

7.24.1  The Acquiror Company has at all time been and is in compliance with all Environmental Laws applicable to the Acquiror Company.

7.24.2  There are no Proceedings pending or threatened against the Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Acquiror Company or alleging that the Acquiror Company is a potentially responsible party for any environmental site contamination.

7.24.3  Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Acquiror Company.

7.25  Board Recommendation. The Acquiror Company Board has, by unanimous written consent or other action valid under the laws of the jurisdiction in which the Acquiror Company is organized, determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement, subject to approval by the Acquiror Company stockholders.

SECTION VIII
COVENANTS OF THE ACQUIROR COMPANY

8.1  Registration under the Exchange Act; Listing. VTM will use its best efforts to file a Form 10 or Form 10-SB within 120 days after the Closing Date to register the VTM Common Stock pursuant to the Exchange Act and qualify VTM Common Stock for trading on a recognized U.S. stock exchange.

8.2  Condition of Properties; Insurance. VTM will maintain or cause to be maintained in good repair, working order and condition any properties (whether owned in fee or a leasehold interest) used or useful in the business of VTM and, if appropriate maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against.

8.3  Ongoing Reporting. VTM is required to file quarterly financial reports and annual financial reports prepared in accordance with US GAAP under the requirements of the Exchange Act.

8.4  Indemnification and Insurance.

8.4.1  The Acquiror Company shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Acquiror Company (collectively, the “Indemnified Parties”) against any Damages (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Acquiror Company’s Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of five years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Acquiror Company, (ii) after the Closing Date, the Acquiror Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror Company for such payments in the circumstances and to the extent required by the Acquiror Company’s Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Acquiror Company will cooperate in the defense of any such matter; provided, however, that the Acquiror Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

8.4.2  This Section 8.4 shall survive the consummation of the transactions contemplated by this Agreement and upon the execution hereof, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Acquiror Company and shall be enforceable by the Indemnified Parties.

SECTION IX
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

9.1  Accuracy of Representations. The representations and warranties of the Company and the Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company and the Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2  Performance by the Company and Shareholder.

9.2.1  All of the covenants and obligations that the Company and Shareholder is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

9.2.2  Each document required to be delivered by the Company and the Shareholder pursuant to this Agreement must have been delivered.

9.3  No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4  Certificate of Officer. The Company will have delivered to the Acquiror Company a certificate executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, 9.3 and 9.6.

9.5  Certificate of Shareholders. The Shareholder will have delivered to the Acquiror Company a certificate executed by the Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.6.

9.6  Consents.

9.6.1  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholder for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholder, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

9.7  Documents. The Company and the Shareholder must have caused the following documents to be delivered to the Acquiror Company:

9.7.1  share certificates evidencing the number of Shares held by the Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror Company;

9.7.2  a Secretary’s Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company and each Company Subsidiary, (B) the resolutions of the Company Board and the Shareholder approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

9.7.3  a certified certificate of good standing, or equivalent thereof, of the Company;

9.7.4  each of the Transaction Documents to which the Company and/or the Shareholder is a party, duly executed; and

9.7.5  such other documents as the Acquiror Company may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company and the Shareholder pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the Company and the Shareholder with, any covenant or obligation required to be performed or complied with by the Company or the Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.8  No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.9  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

9.10  Reverse Stock Split. The Acquiror Company shall have effected a reverse split of the Acquiror Company Common Stock on a 15.43 for 1 basis, with the result that the number of outstanding shares of the Acquiror Company Common Stock shall decrease from 28,159,965 to 1,837,479.

9.11  Common Stock Cancellation. The Acquiror Company shall, and Bay Peak llc. agreed to, have cancelled 8,761 shares issued and owned by Bay Peak llc.

9.12  Warrants. Acquiror Company shall have allowed all Series A, B, D and E Warrants to expire on August 31, 2006.

SECTION X
CONDITIONS PRECEDENT OF THE COMPANY
AND THE SHAREHOLDER

The Shareholder’s obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company and the Shareholder, in whole or in part):

10.1  Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2  Performance by the Acquiror Company.

10.2.1  All of the covenants and obligations that the Acquiror Company is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

10.2.2  Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

10.3  No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.4  Certificate of Officer. The Acquiror Company will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, 10.3 and 10.5.

10.5  Consents.

10.5.1  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

10.6  Documents. The Acquiror Company must have caused the following documents to be delivered to the Company and/or the Shareholder:

10.6.1  share certificates evidencing the Shareholder’s pro rata share of the Closing Acquiror Company Shares (as set forth in Exhibit B);

10.6.2  a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company , (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

10.6.3  a Certificate of Good Standing of the Acquiror Company;

10.6.4  each of the Transaction Documents to which the Acquiror Company is a party, duly executed; and

10.6.5  an Acknowledgement substantially in the form of Annex A hereto, signed by all parties to the Shareholders Agreement;

10.6.6  such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.7  No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.8  The Company shall, after the closing of this share exchange agreement, redeem all Series C and F Warrants for $0.0001 per warrant, on or before December 31, 2006.

SECTION XI
INDEMNIFICATION; REMEDIES

11.1  Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire eighteen (18) months after the date this Agreement is executed, provided however, that any representation, warranties, covenants or obligations relating to Taxes shall survive until three months after the expiration of the applicable statute of limitations period, including any extensions and waivers thereof (the “Survival Period”). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2  Limitations on Amount. No party hereto shall be entitled to indemnification pursuant to this Section 11, except in respect of Taxes, unless and until the aggregate amount of Damages with respect to such matters under Section 11.1 exceeds US $50,000, at which time, the such indemnified party shall be entitled to indemnification for the total amount of such Damages in excess of US $50,000.

11.3  Determining Damages. Materiality qualifications to the representations and warranties of the Company and the Acquiror Company shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 11.2 has been met.

11.4  Breach by Shareholder. Nothing in this Section 11 shall limit the Acquiror Company’s right to pursue any appropriate legal or equitable remedy against any Shareholder with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by such Shareholder of its covenants or obligations in this Agreement. All claims of the Acquiror Company pursuant to this Section 11 shall be brought on behalf of the Acquiror Company by those Persons who were stockholders of the Acquiror Company immediately prior to the Closing Date.

SECTION XII
GENERAL PROVISIONS

12.1  Expenses. Except as otherwise expressly provided in this Agreement or the Transaction Documents, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2  Public Announcements. The Acquiror Company shall promptly, but no later than seven (7) days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

12.3  Confidentiality.

12.3.1  Acquiror Company, the Shareholder and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

12.3.2  In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

12.3.3  If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

12.4  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company: VT Marketing Services Inc. 14647 S. 50th Street, Suite 130 Phoenix, AZ 85044	with a copy to Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154

Attention: Michael S. Williams Telephone No.: 480-759-9400 ext 100 Facsimile No.: 480-759-9401	Attention: Mitchell S. Nussbaum, Esq. Telephone No.: 212-407-4159 Facsimile No.: 212-407-4990

If to Company: Fuqi International Holdings Company Ltd. Room 1307, 13/F., Hang Seng Tsimshatsui Building, 18 Carnarvon Road, Tsimshatsui, Kowloom, HKSAR.

Attention: : Ching Wan Wong Telephone No.: +852-9099-0664 Facsimile No.: +852-3166-1666

12.5  Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

12.6  Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7  Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of the party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8  Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

12.9  Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.4 and Section 11.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.10  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11  Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.12  Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

12.13  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company: VT MARKETING SERVICES, INC. Signed: /s/ Michael S. Williams Printed name: Michael S. Williams Title: Director

Company: FUQI INTERNATIONAL HOLDINGS COMPANY LTD. Signed: /s/ Yu Kwai Chong Printed name: Yu Kwai Chong Title: Chief Executive Officer

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

By:
Name: Title:

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED Attn: Address: Phone No. Facsimile No.

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO SECTION 4(2))

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

By:
Name: Title:

Circle the category under which you are an “accredited investor” pursuant to Exhibit C:

1	2	3	4	5	6	7	8

PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:

Address:

Phone No.

Facsimile No.

ANNEX A

ACKNOWLEDGEMENT

Reference is made to that certain Share Exchange Agreement dated as of November 13th, 2006 between and among VT Marketing Services, Inc., a Nevada corporation, each of the persons listed on Exhibit B thereto and Fuqi International Holdings Co., Ltd. (the “Agreement”). Terms used but not defined herein shall have the meanings given them in the Agreement. Each of the undersigned is a party to the Shareholders’ Agreement and hereby confirms in connection with the consummation of the transactions contemplated thereby that neither the execution nor the delivery by the Acquiror Company of the Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation of or performance by the Acquiror Company of the transactions contemplated thereby will, directly or indirectly, contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, the Shareholders’ Agreement.

The undersigned, as party to the Shareholder Agreement, hereby acknowledges that the Shareholder of the post-merger Acquiror Company who was not previously party to the Shareholders Agreement will not become party to the Shareholders Agreement by virtue of the Agreement and SHALL NOT BE LIABLE FOR ANY RIGHTS OR OBLIGATIONS UNDER THE SHAREHOLDER AGREEMENT OR ANY CLAIMS OR LIABILITIES ARISING THEREUNDER.

VISITALK CAPITAL CORPORATION

By:
Name: Title:

OTHER PARTIES TO THE SHAREHOLDER AGREEMENT

By:
Name: Title:

By:
Name: Title:

EXHIBIT A
COMPANY SHAREHOLDER

Name and Address of Shareholder	Shares	Certificate #
Chong, Yu Kwai	10,000	1
Total	10,000

EXHIBIT B
SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

Name of Shareholder	Percentage	Number of Acquiror Company Shares to issued to Shareholder at Closing
Chong, Yu Kwai	100.00%	18,886,666
Total	100.00%	18,886,666

EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT D

NON U.S. PERSON REPRESENTATIONS

The Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by the Shareholder, of the Acquiror Company Shares, the Shareholder was outside the United States.

2.
No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to the Shareholder or its representatives inside the United States.

3.
The Shareholder is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4.
The Shareholder will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Shareholder will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5.	The Shareholder is acquiring the Acquiror Company Shares for the Shareholder’s own account, for investment and not for distribution or resale to others.

6.
The Shareholder has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of the securities.

7.
Neither the Shareholder, its Affiliates nor any Person acting on the Shareholder’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8.	The Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).

9.
The Shareholder is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10.
The Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Shareholder’s interests in connection with the transactions contemplated by this Agreement.

11.	The Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

12.
The Shareholder understands the various risks of an investment in the Acquiror Company Shares and can afford to bear the risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

13.	The Shareholder has had access to the Acquiror Company’s publicly filed reports with the SEC.

14.
The Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that the Shareholder has requested and all such public information is sufficient for the Shareholder to evaluate the risks of investing in the Acquiror Company Shares.

15.	The Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

16.
The Shareholder is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

17.
The Shareholder will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18.	The Shareholder understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

19.
The Shareholder represents that the address furnished by the Shareholder on its signature page to this Agreement and in Exhibit A is the Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20.
The Shareholder understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to the Shareholder and that any representation to the contrary is a criminal offense.

21.
The Shareholder acknowledges that the representations, warranties and agreements made by the Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.